SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

[Amendment No............]

Filed by the Registrant  /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

McDonald's Corporation
(Name of Registrant as Specified in Its Charter)

Gloria Santona
 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

---------------------------------------------

2)	Aggregate number of securities to which transaction applies:

---------------------------------------------

3)	Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

---------------------------------------------

4)	Proposed maximum aggregate value of transaction:

---------------------------------------------

5)	Total fee paid:

---------------------------------------------

/ / Fee paid with preliminary materials.

/ /	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:-----------------------------------
2)    Form Schedule or Registration Statement No.:--------------
3)    Filing Party:---------------------------------------------
4)    Date Filed:-----------------------------------------------



McDonald's Corporation
1999 Telephone Voting Script
Toll Free: 1-877-PRX-VOTE or 1-877-779-8683


1. Welcome to the electronic voting system. Please have your proxy card available before voting.

2. Enter the Voter Control Number as it appears on the proxy card, followed by the pound sign.

3. Enter the last four digits of the U.S. taxpayer identification number for this account followed by the pound sign.

4. The company you are voting is McDonald's Corporation. Your vote will be treated confidentially. This vote will supersede any previous vote you may have made for this account. At the end of this call, please wait to confirm your vote.

5. Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes named proxy's to vote according to the instructions at the meeting of the stockholders.

6. To vote all proposals in accordance with the recommendations of the Board of directors, press 1. If you wish to vote on one proposal at a time, press 2.

7. Item # 1. Election of Directors. The Board of Directors recommends a vote for item 1.

8. Item # 1. To vote for all nominees press 1. To withhold from all nominees press 2. To withhold from individual nominees press 3.

Director Exception
Using your proxy card, enter the 2-digit number of a nominee from whom you wish to withhold your vote. When completed press 00.

Next Nominee
To withhold your vote from another nominee enter the 2-digit number next to the nominee, or if you have completed voting on directors press 00.

Invalid Nominee Number
You have entered an invalid nominee number.

9. Item # 2. Approval of Auditors. The Board of Directors recommends a vote for item 2. To vote for, press 1; against, press 2; abstain, press 3.

10. Item # 3. Shareholder proposal to declassify the Board. The Board of Directors recommends a vote against item 3. To vote for, press 1; against, press 2; abstain, press 3.

11. If you would like to discontinue mailing an annual report to this account, press 1. If not, press 2.

12. I will now summarize your vote. Please confirm your vote at the end of this message.

{Playback back the appropriate vote for this proxy card.}

13. To confirm your vote, press 1.  To cancel your vote, press 2.

14.	Your vote has been cancelled.  Please call and try again or mark, sign, and return your proxy card in the envelope provided.

15.	Your vote has been successfully recorded.  It is not necessary for you to mail your card. If you wish to vote another proxy card or change your vote please hang up and call back. Thank you.

{Call ends.}